Exhibit 99.1

Total System Services, Inc. One TSYS Way P.O. Box 2567 Columbus, GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com

For immediate release:

Contacts:

Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports First Quarter 2016 Adjusted EPS Grew 22.8%

Closes TransFirst Acquisition and Raises 2016 Guidance

COLUMBUS, Ga., April 26, 2016 — TSYS (NYSE: TSS) today reported results for the first quarter of 2016 and raised its guidance after the acquisition of TransFirst, which closed on April 1, 2016. TSYS’ results for the first quarter do not include the results of TransFirst.

“Our financial performance for the first quarter was outstanding across all four of our segments. These results reflect exceptional execution by the TSYS team as we progress toward achieving our vision to become the leading global payment solutions provider and to deliver outstanding returns to our shareholders,” said M. Troy Woods, chairman, president and chief executive officer of TSYS.

Highlights for the first quarter of 2016 include:

•	Adjusted EPS from continuing operations were $0.66, an increase of 22.8%. On a GAAP basis, basic EPS from continuing operations were $0.49, an increase of 17.3%.

•	Income from continuing operations attributable to TSYS’ shareholders was $90.6 million, an increase of 16.6%.

•	Adjusted EBITDA was $230.8 million, an increase of 19.3%.

•	Total revenues for the quarter were $739.4 million, an increase of 11.7%. Net revenue was $671.6 million, an increase of 12.7%.

•	Adjusted operating margin was 27.7%, an increase of 178 basis points. GAAP operating margin was 20.5%.

“We are excited to include TransFirst in our revised guidance for 2016 that includes a net revenue range in excess of $3.0 billion and an adjusted earnings per share growth range of 13% to 16%. As a result of this transaction, TSYS is the 6th largest1 U.S. acquirer based on net revenue and supports more than 645,000 merchant outlets. With the added strength of TransFirst, TSYS is uniquely positioned as a top tier provider in issuer processing, merchant acquiring and prepaid program management delivering on our strategic goal of being a leader in all markets we serve,” said Woods.

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TSYS Reports First Quarter 2016 Adjusted EPS Grew 22.8%

The following table provides TSYS’ revised guidance for 2016 including TransFirst from April 1, 2016. Included is the introduction of a new adjusted revenue disclosure, net revenue, that better aligns our reporting with how the company’s management measures performance internally. A reconciliation of net revenue, which is a non-GAAP measure, to GAAP revenues is included on page 10 of this press release.

	2016 Revised Financial Outlook**
	Range (in millions, except per share amounts)			Percent Change
Total revenues	$4,182	to	$4,264	50%	to	53%
Net revenue	$3,040	to	$3,102	22%	to	24%
Adjusted EPS attributable to TSYS common shareholders from continuing operations*	$2.78	to	$2.85	13%	to	16%
* Average Basic Weighted Shares	183.6
**	The revised guidance includes TransFirst’s operating results for nine months of 2016, excludes one-time expenses incurred in connection with the TransFirst acquisition and assumes no significant movement in foreign exchange rates.

[1]	Pro forma ranking per First Annapolis Consulting and based on 2014 net revenue (gross revenue less interchange, assessments and card brand pass-throughs)

Conference Call

TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, April 26. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the link under “Webcasts” on the main homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the link under “Webcasts” on the main homepage of tsys.com.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, adjusted EBITDA and adjusted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures are included on pages 9 to 12 of this release.

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TSYS Reports First Quarter 2016 Adjusted EPS Grew 22.8%

About TSYS

TSYS® (NYSE: TSS) unlocks opportunities in payments for payment providers, businesses and consumers. Our headquarters are in Columbus, Georgia, USA, and we operate in more than 80 countries with local offices across the Americas, EMEA and Asia-Pacific.

We provide seamless, secure and innovative solutions across the payments spectrum — from issuer processing and merchant acquiring to prepaid program management — delivered through partnership and expertise. We succeed because we put people, and their needs, at the heart of every decision. It’s an approach we call ‘People-Centered Payments®’.

Our industry is changing every day — and we’re leading the way towards the payments of tomorrow. We routinely post all important information on our website. For more, visit us at tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ revised earnings guidance for 2016 total revenues, net revenue and adjusted EPS, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results or events to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, the material breach of security of any of TSYS’ systems; TSYS’ ability to integrate acquisitions and achieve the anticipated growth opportunities and other benefits of the acquisitions, particularly the recently closed TransFirst acquisition; the effect of current domestic and worldwide economic conditions; risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates; expenses are incurred associated with the signing of a significant client; TSYS does not convert clients’ portfolios as scheduled; the deconversion of a significant client; changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism; and growth rates of TSYS’ existing clients are lower than anticipated or attrition rates of existing clients are higher than anticipated. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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TSYS Announces First Quarter 2016 Earnings

TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015	Percent Change
Total revenues	$739,378	662,156	11.7%

Cost of services	480,556	449,705	6.9
Selling, general and administrative expenses	107,135	89,955	19.1

Total expenses	587,691	539,660	8.9

Operating income	151,687	122,496	23.8

Nonoperating expenses	(22,440)	(9,209)	nm

Income before income taxes, noncontrolling interests and equity in income of equity investments	129,247	113,287	14.1
Income taxes	43,429	39,782	9.2

Income before noncontrolling interests and equity in income of equity investments	85,818	73,505	16.8
Equity in income of equity investments, net of tax	6,590	5,394	22.2

Net income	92,408	78,899	17.1
Net income attributable to noncontrolling interests	(1,780)	(1,144)	(55.6)

Net income attributable to TSYS common shareholders	$90,628	77,755	16.6%

Earnings per share (EPS):
Basic EPS	$0.49	0.42	17.3%

Diluted EPS	$0.49	0.42	17.6%

Weighted average shares outstanding: (includes participating securities)
Basic	183,256	184,481

Diluted	183,886	185,563

Dividends declared per share	$0.10	0.10

Non-GAAP measures:
Net revenue	$671,644	595,784	12.7%

Adjusted EPS from continuing operations	$0.66	0.54	22.8%

Adjusted EBITDA	$230,829	193,454	19.3%

nm = not meaningful

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TSYS Announces First Quarter 2016 Earnings

TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Change
	2016	2015	$	%
Net revenue
North America Services	$303,641	266,219	37,422	14.1%
International Services	75,354	73,730	1,624	2.2
Merchant Services	120,612	110,398	10,214	9.3
NetSpend	184,992	155,074	29,918	19.3
Intersegment revenues	(12,955)	(9,637)	(3,318)	(34.4)

Net revenue from external customers	$671,644	595,784	75,860	12.7%

Depreciation and amortization:
North America Services	$27,483	23,064	4,419	19.2%
International Services	8,136	8,778	(642)	(7.3)
Merchant Services	5,050	4,277	773	18.1
NetSpend	3,109	2,293	816	35.6

Segment depreciation and amortization	43,778	38,412	5,366	14.0
Acquisition intangible amortization	22,921	23,867	(946)	(4.0)
Corporate admin and other	884	536	348	64.9

Total depreciation and amortization	$67,583	62,815	4,768	7.6%

Adjusted segment operating income:
North America Services	$124,788	102,570	22,218	21.7%
International Services	10,289	6,983	3,306	47.3
Merchant Services	38,357	34,115	4,242	12.4
NetSpend	42,201	35,467	6,734	19.0

Total adjusted segment operating income	215,635	179,135	36,500	20.4
Acquisition intangible amortization	(22,921)	(23,867)	946	4.0
TransFirst M&A operating expenses	(3,401)	—	(3,401)	nm
Share-based compensation	(8,158)	(8,143)	(15)	(0.2)
Corporate admin and other	(29,468)	(24,629)	(4,839)	(19.6)

Operating income	$151,687	122,496	29,191	23.8%

nm = not meaningful

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TSYS Announces First Quarter 2016 Earnings

TSYS

Condensed Balance Sheet

(unaudited)

(in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,932,111	389,328
Accounts receivable, net	349,271	314,705
Other current assets	145,052	154,199

Total current assets	2,426,434	858,232
Goodwill	1,545,631	1,545,424
Other intangible assets, net	309,372	328,320
Property, equipment and software, net	679,903	694,968
Other long term assets	462,593	450,951

Total assets	$5,423,933	3,877,895

Liabilities
Current liabilities:
Accounts payable	$44,526	52,213
Bonds, notes and capital leases	21,647	53,546
Other current liabilities	217,524	233,173

Total current liabilities	283,697	338,932
Bonds, notes and capital leases, excluding current portion	2,887,247	1,377,541
Other long-term liabilities	306,362	289,330

Total liabilities	3,477,306	2,005,803

Redeemable noncontrolling interest	25,086	23,410

Equity
Shareholders’ equity	1,921,541	1,843,018

Noncontrolling interests in consolidated subsidiaries	—	5,664

Total equity	1,921,541	1,848,682

Total liabilities and equity	$5,423,933	3,877,895

Note: TSYS adopted Accounting Standards Update (ASU) 2015-03 “Interest - Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Cost” on January 1, 2016. This ASU requires TSYS to present debt issuance costs in the balance sheet as a direct deduction from the carrying amount of the corresponding debt liability, consistent with debt discounts. All prior periods presented have been restated for this ASU.

TSYS also adopted ASU 2015-17 “Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes” on January 1, 2016. This ASU requires the classification of all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. All prior periods presented have been restated for this ASU.

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TSYS Announces First Quarter 2016 Earnings

TSYS

Selected Cash Flow Highlights

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$92,408	78,899
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments	(6,590)	(5,394)
Dividends received from equity investments	—	—
Depreciation and amortization	67,583	62,815
Other noncash adjustments	47,629	16,836
Changes in operating assets and liabilities	(55,202)	5,336

Net cash provided by operating activities	145,828	158,492
Net cash used in investing activities	(44,388)	(41,714)
Net cash provided by (used in) financing activities	1,442,012	(73,756)
Cash and cash equivalents:
Effect of exchange rate changes on cash and cash equivalents	(669)	(4,093)

Net increase in cash and cash equivalents	1,542,783	38,929
Cash and cash equivalents at beginning of period	389,328	289,183

Cash and cash equivalents at end of period	$1,932,111	328,112

Supplemental - Non-GAAP:
Net cash provided by operating activities	$145,828	158,492
Capital expenditures	(44,388)	(43,554)

Free cash flow	101,440	114,938
Principal payments on debt and capital leases*	(9,654)	(15,086)

Available free cash flow	$91,786	99,852

*	Less accelerated principal payments

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TSYS Announces First Quarter 2016 Earnings

TSYS

Supplemental Information

(unaudited)

Other

Accounts on File (AOF):

	Total Accounts on File
(in millions)	March 2016	March 2015	% Change
Consumer	414.8	392.8	5.6
Commercial	46.3	42.3	9.3
Other	27.7	22.7	22.5

Traditional AOF	488.8	457.8	6.8
Prepaid*/Stored Value	103.1	126.6	(18.6)
Government Services	82.7	74.5	11.1
Commercial Card Single Use	75.9	64.8	17.1

Total AOF	750.5	723.7	3.7

*	Prepaid does not include NetSpend accounts

Growth in Accounts on File (in millions):

	March 2015 to March 2016	March 2014 to March 2015
Beginning balance	723.7	556.2
Change in accounts on file due to:
Internal growth of existing clients	52.3	39.8
New clients	43.1	172.5
Purges/Sales	(24.3)	(44.2)
Deconversions	(44.3)	(0.6)

Ending balance	750.5	723.7

Segment data:

	Three Months Ended March 31,
			Change
	2016	2015	Inc(Dec)%
North America Segment:
AOF (in millions)	669.7	653.2	16.5	2.5%
Traditional AOF (in millions)	423.3	396.3	27.0	6.8%
Transactions (in millions)	3,969.5	3,310.7	658.8	19.9%

International Segment:
AOF (in millions)	80.8	70.5	10.3	14.7%
Traditional AOF (in millions)	65.5	61.5	4.0	6.6%
Transactions (in millions)	618.3	572.0	46.3	8.1%

Merchant Segment:
Point-of-sale transactions (in millions)	1,091.0	984.6	106.4	10.8%
Dollar sales volume (in millions)	$11,783.4	$11,301.6	$481.8	4.3%

NetSpend Segment:
Gross dollar volume (in millions)	$9,161.5	$7,660.7	$1,500.8	19.6%

Direct deposit 90-day active cards (in thousands)	2,789.2	2,403.5	385.7	16.0%
90-day active cards (in thousands)	4,881.6	4,193.0	688.6	16.4%
% of 90-day active cards with direct deposit	57.1%	57.3%

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TSYS Announces First Quarter 2016 Earnings

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Measures

The schedule below provides a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents first quarter 2016 financial results using the previous year’s foreign currency exchange rates. On a full year constant currency basis, TSYS’ total revenues grew 12.5% as compared to a reported GAAP increase of 11.7%.

The schedule below also provides a reconciliation of basic EPS, adjusted for the after-tax impact of acquisition intangible amortization, share-based compensation and merger and acquisition costs, to adjusted EPS.

The schedule below provides a reconciliation of total revenues to net revenue. Net revenue is defined as total revenues less reimbursable items (such as postage), as well as, merchant acquiring interchange and assessment fees charged by the card associations or payment networks that are recorded by TSYS as expense.

The tax rate used in the calculation of adjusted EPS for the quarter and year is equal to an estimate of our annual effective tax rate on GAAP income. This effective rate is estimated annually and may be adjusted during the year to take into account events or trends that materially impact the effective tax rate including, but not limited to, significant changes resulting from tax legislation, material changes in the mix of revenues and expenses by entity and other significant events.

The schedule also provides a reconciliation of net income, adjusted for income from discontinued operations, equity in income of equity investments, income taxes, nonoperating expense, depreciation and amortization, share-based compensation, and merger and acquisition expenses, to adjusted EBITDA.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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TSYS Announces First Quarter 2016 Earnings

Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2016	2015	Change
Consolidated
Constant currency (1)	$744,974	662,156	12.5%
Foreign currency impact (2)	(5,596)	—

Total revenues	$739,378	662,156	11.7%

Constant currency (1)	$676,845	595,784	13.6%
Foreign currency impact (2)	(5,201)	—

Net revenue	$671,644	595,784	12.7%

Constant currency (1)	$152,781	122,496	24.7%
Foreign currency impact (2)	(1,094)	—

Operating income	$151,687	122,496	23.8%

International Services
Constant currency (1)	$86,611	79,802	8.5%
Foreign currency impact (2)	(5,538)	—

Total revenues	$81,073	79,802	1.6%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.
(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.

Net Revenue

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2016	2015	Change
Total revenues	$739,378	662,156	11.7%
Reimbursable items	67,734	66,372	2.1
Interchange & assessments expense	—	—	—

Net revenue	$671,644	595,784	12.7%

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TSYS Announces First Quarter 2016 Earnings

Reconciliation of GAAP to Non-GAAP

Adjusted Earnings per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
			Percent
	2016	2015	Change
Income from continuing operations attributable to TSYS common shareholders	$90,628	77,755	16.6%
Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization, net of taxes	15,021	15,761	(4.7)
Add: Share-based compensation, net of taxes	5,406	5,441	(0.6)
Add: TransFirst M&A expenses, net of taxes*	9,655	—	nm

Adjusted earnings	$120,710	98,957	22.0%

Basic EPS - Income from continuing operations attributable to TSYS common shareholders
As reported (GAAP)	$0.49	0.42	17.3%

Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization, net of taxes	0.08	0.09	(4.0)
Add: Share-based compensation, net of taxes	0.03	0.03	(0.1)
Add: TransFirst M&A expenses, net of taxes*	0.05	—	nm

Adjusted EPS **	$0.66	0.54	22.8%

Weighted average shares outstanding	183,256	184,481

*	Certain merger and acquisition costs are nondeductible for income tax purposes
**	Adjusted EPS amounts may not total due to rounding.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2016	2015	Change
Net income	$92,408	78,899	17.1%
Adjust for:
Deduct: Equity in income of equity investments	(6,590)	(5,394)	(22.2)
Add: Income taxes	43,429	39,782	9.2
Add: Nonoperating expense	22,440	9,209	nm
Add: Depreciation and amortization	67,583	62,815	7.6

EBITDA	$219,270	185,311	18.3%
Adjust for:
Add: Share-based compensation	8,158	8,143	0.2
Add: TransFirst M&A operating expenses	3,401	—	nm

Adjusted EBITDA	$230,829	193,454	19.3%

nm = not meaningful

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TSYS Announces First Quarter 2016 Earnings

Reconciliation of GAAP to Non-GAAP

Segment Operating Margin and Consolidated Adjusted Operating Margin

(unaudited)

(in thousands)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Adjusted Segment		Adjusted	Adjusted Segment		Adjusted
	Operating Income	Net Revenue	Operating Margin	Operating Income	Net Revenue	Operating Margin
North America Services	$124,788	303,641	41.10%	$102,570	266,219	38.53%
International Services	10,289	75,354	13.65	6,983	73,730	9.47
Merchant Services	38,357	120,612	31.80	34,115	110,398	30.90
NetSpend	42,201	184,992	22.81	35,467	155,074	22.87
Intersegment	—	(12,955)		—	(9,637)
Corporate admin and other	(29,468)			(24,629)

Adjusted operating margin	$186,167	671,644	27.72%	$154,506	595,784	25.93%
Acquisition intangible amortization	(22,921)			(23,867)
TransFirst M&A operating expenses	(3,401)			—
Share-based compensation	(8,158)			(8,143)

Operating income and margin*	$151,687	671,644	22.58%	$122,496	595,784	20.56%
Reimbursable items		67,734			66,372

Operating income and margin (US GAAP)	$151,687	739,378	20.52%	$122,496	662,156	18.50%

*	Operating margin on net revenue

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